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                                                                   EXHIBIT 23.6

The Board of Directors
Phillips Litho Co., Inc.:

  We consent to the use of our report on the financial statements of Phillips Litho Co., Inc. included in the registration statement of Master Graphics, Inc. on Form S-1 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          S.F. Fiser & Company, P.A.

Springdale, Arkansas
April 6, 1998